EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 333-28483, Form S-8 No. 333-90353, Form S-8 No. 333-54786, Form S-8 No. 333-54784, Form S-8 No. 333-108838, Form S-8 No. 135679, Form S-3 No. 333-99067, Form S-3 No. 333-99063, Form S-3 No. 333-95487, Form S-3 No. 333-111174, Form S-3 No. 333-110939, Form S-3 No. 333-86654, Form S-3 No. 333-122456, Form S-3 No. 333-119469, Form S-3 No. 333-124922, Form S-3 No. 333-136344, Form S-3 No. 333-137225, and Form S-4 No. 333-135569) of Health Care Property Investors, Inc. and in the related Prospectuses of our report dated February 10, 2006 (except for Note 2 under “Discontinued Operations”,  Note 7 Investments in and Advances to Joint Ventures,  Note 18 Segment Disclosures, Note 21 Selected Quarterly Financial Data (Unaudited) and Schedule III: Real Estate and Accumulated Depreciation, as to which the date is January 2, 2007) with respect to the consolidated financial statements and schedule of Health Care Property Investors, Inc., included in this Current Report (Form 8-K) which updates Items 6, 7 and 8 of  Health Care Property Investors, Inc. Annual Report (Form 10-K) for the year ended December 31, 2005 and of our report dated February 10, 2006 with respect to Health Care Property Investors, Inc. management’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Health Care Property Investors, Inc., included in its Annual Report (Form 10-K) for the year ended December 31, 2005.

Irvine, California

January 2, 2007